Exhibit 99.1

FIRST CALIFORNIA COMPLETES MERGER OF EQUALS

BEGINS TRADING TODAY ON NASDAQ AS FCAL

Century City, California—March 13, 2007. First California Financial Group, Inc. (NASDAQ: FCAL) today announced it has completed the merger of equals between National Mercantile Bancorp (NASDAQ: MBLA) and FCB Bancorp (OTCBB: FCBA). Along with completing the merger of equals, the combined companies have adopted the First California name, and the new company will begin trading today on NASDAQ under its new symbol FCAL. Yesterday, in simultaneous meetings, the shareholders of National Mercantile Bancorp and FCB Bancorp voted respectively, to approve the merger of the companies with and into First California. As a result of the merger, the principal operating subsidiaries of First California are First California Bank, Mercantile National Bank and South Bay Bank.

“With the finalization of this merger, we are positioning ourselves to become a major financial institution in Southern California. Our asset size will increase to over $1 billion and our branch system will expand to 12 offices, serving Los Angeles, Orange and Ventura counties. Our increased size and stronger financial position will enable us to provide more lending opportunities and a wider array of products and services to our clients,” said C. G. Kum, President and Chief Executive Officer. “Today marks the beginning of new First California Bank and we greatly appreciate the support of our shareholders, our Board of Directors, our employees and our clients.”

Contact information

C. G. Kum President and Chief Executive Officer	Romolo Santarosa Executive Vice President and Chief Financial Officer
805-322-9308 cgkum@fcbank.com	805-322-9333 rsantarosa@fcbank.com

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FORWARD LOOKING STATEMENTS

This press release contains certain forward-looking information about First California that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, and include statements related to First California’s projected growth, expanded lending opportunities and wider array of products and services. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First California. First California cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to the impact of the current national and regional economy on small business loan demand in Southern California, loan delinquency rates, the ability of First California and its subsidiaries to retain customers, interest rate fluctuations and the impact on margins, demographic changes, demand for the products and services of First California and its subsidiaries, as well as their ability to attract and retain qualified people, competition with other banks and financial institutions, the ability of First California to integrate National Mercantile Bancorp and FCB Bancorp and their subsidiaries and respective businesses and the costs of doing so, and other factors. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First California’s results could differ materially from those expressed in, or implied or projected by such forward-looking statements. First California assumes no obligation to update such forward-looking statements.

For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section entitled “Risk Factors” in First California’s registration statement on Form S-4, as well as its annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports filed by it with the Securities and Exchange Commission (“SEC”). The documents filed by First California with the SEC may be obtained at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from First California by directing a request to: First California Financial Group, Inc., 1880 Century Park East, Suite 800, Los Angeles, CA 90067. Attention: Investor Relations. Telephone (310) 282-6703.